Exhibit 99.A

EXHIBIT A

Agreement of Reporting Persons

Each of the undersigned hereby agrees that Amendment No. 9 to the Schedule 13G filed on the date hereof with respect to the shares of Common Stock of Internap Network Services Corporation has been filed on behalf of the undersigned.

Signature:

Dated: February 13, 2006

Entities:

Oak Investment Partners VIII, Limited Partnership

Oak Associates VIII, LLC

Oak VIII Affiliates Fund, Limited Partnership

Oak VIII Affiliates, LLC

Oak Investment Partners X, Limited Partnership

Oak Associates X, LLC

Oak X Affiliates Fund, Limited Partnership

Oak X Affiliates, LLC

Oak Management Corporation

By:	/s/ Edward F. Glassmeyer
Edward F. Glassmeyer, as
General Partner or
Managing Member or as
Attorney-in-fact for the
above-listed entities

Individuals:

Bandel L. Carano

Gerald R. Gallagher

Edward F. Glassmeyer

Fredric W. Harman

Ann H. Lamont

David B. Walrod

By:	/s/ Edward F. Glassmeyer
Edward F. Glassmeyer,
Individually and as
Attorney-in-fact for the
above-listed individuals